Exhibit 3.2

FORM OF AMENDED AND RESTATED

BYLAWS

OF

AEROFLEX HOLDING CORP.

Adopted May 9, 2007; Amended [       ], 2010

i

ii

AMENDED AND RESTATED

BYLAWS

OF

AEROFLEX HOLDING CORP.

Adopted [       ], 2010

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.1.          Place of Meetings.

Except as otherwise provided in the Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Certificate”), of Aeroflex Holding Corp. (the “Corporation”), all meetings of the stockholders of the Corporation shall be held at such place, if any, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the Corporation (the “Board”).

Section 1.2.           Annual Meetings.

If required by law, the annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each year on such day as may be fixed by the Board, at such hour as may be specified in the notice thereof.

Section 1.3.           Special Meetings.

Unless otherwise required by applicable law or by the Certificate, special meetings of stockholders, for any purpose or purposes, may be called only by order of the Chairman of the Board, if any, the Chief Executive Officer, the President or the Board and, at any time that VGG Holding LLC, a Delaware limited liability company (“VGG”), owns at least a majority of the then outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors (“Voting Shares”), by VGG.  Business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice to stockholders.

As used in these Bylaws, the word “own” shall mean “beneficially own” as determined pursuant to Rule 13d-3 (or any successor provision thereto) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 1.4.           Notice of Meetings.

Except as otherwise provided by law or the Certificate, not less than ten (10) nor more than sixty (60) days’ notice of the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, with respect to a special meeting, purpose or purposes of each meeting of the stockholders, shall be given to each stockholder of record of the Corporation entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, either by the delivery thereof to such stockholder personally, by the mailing thereof to such stockholder in a postage prepaid envelope addressed to such stockholder at his address as it appears on the stock transfer books of the Corporation or by any other lawful means.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall waive notice thereof before, at or after such meeting.

Section 1.5.           Adjournments.

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.6.           Waiver of Notice.

Whenever notice is required to be given of a meeting of stockholders, a written waiver, signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person entitled to notice of a meeting of stockholders at such meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any such waiver of notice.

Section 1.7.           Quorum.

Except as otherwise provided by law, the Certificate or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.5 until a quorum shall attend.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.8.           Organization and Order of Business.

At all meetings of the stockholders, the Chairman of the Board, if any, or, in the Chairman’s absence, such other person as determined by an affirmative vote of the Board, shall act as chairman.  The Secretary of the Corporation shall act as secretary at all meetings of the stockholders.  In the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the convening of the meeting, the adjournment of the meeting, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 1.9.           Notice of Stockholder Business and Nominations.

(a)   Annual Meetings of Stockholders.

(i)            Nominations of persons for election to the Board of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board or any committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.9.

(ii)           For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 1.9, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or in the case of the first annual meeting of stockholders following the effectiveness of this Section 1.9, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation).  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.  The foregoing notice requirements of this Section 1.9 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.  The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii)          Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 1.9 to the contrary, in the event that the number of directors to be elected to the Board of the Corporation at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (a)(ii) of this Section 1.9 and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)   Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting given by or at the direction of the person or entity calling such special meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting given by or at the direction of the person or entity calling such special meeting (1) by or at the direction of the person or entity calling such special meeting or (2) provided that the person or entity calling such special meeting has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 1.9 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.9.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(ii) of this Section 1.9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)   General.

(i)            Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.9.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(ii)(C)(vi) of this Section 1.9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 1.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 1.9, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 1.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii)           For purposes of this Section 1.9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)          Notwithstanding the foregoing provisions of this Section 1.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.9; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.9 (including paragraphs (a)(i)(C) and (b) hereof), and compliance with paragraphs (a)(i)(C) and (b) of this Section 1.9 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(ii), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time).  Nothing in this Section 1.9 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate.

Section 1.10.        Voting.

Unless otherwise provided by law or the Certificate, at each meeting of the stockholders, each stockholder entitled to vote at such meeting may vote either in person or by proxy.  Except as otherwise required by law, the Certificate (or any certificate of designation relating to a series of preferred stock) or these Bylaws, any question brought before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and entitled to vote on the matter.  Notwithstanding the foregoing sentence and subject to the Certificate (or any certificate of designation relating to a series of preferred stock), all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Unless demanded by a stockholder present in person or represented by proxy at any meeting of the stockholders and entitled to vote thereon or so directed by the chairman of the meeting, the vote on any matter need not be by ballot.  On a vote by ballot, each ballot shall be signed by the stockholder voting or his proxy, and it shall show the number of shares voted.

Section 1.11.        Written Authorization.

A stockholder or a stockholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such stockholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

Section 1.12.        Electronic Authorization.

The Secretary may approve procedures to enable a stockholder or a stockholder’s duly authorized attorney-in-fact to authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the stockholder or the stockholder’s duly authorized attorney-in-fact.  If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.12 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 1.13.        Inspectors.

If required by law, one or more inspectors of election for any meeting of stockholders shall be appointed by the chairman of such meeting, for the purpose of receiving and taking charge of proxies and ballots and deciding all questions as to the qualification of voters, the validity of proxies and ballots and the number of votes properly cast.

ARTICLE II

BOARD

Section 2.1.           General Powers.

The property, business and affairs of the Corporation shall be managed by or under the direction of the Board as from time to time constituted.  No director need be a stockholder.

Section 2.2.           Compensation.

Each director, in consideration of such director’s serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by such director in connection with the performance of such director’s duties.  Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.  If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

Section 2.3.           Place of Meetings.

The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 2.4.           Organizational Meeting.

As soon as practicable after each annual election of directors, the newly constituted Board shall meet for the purposes of organization.  At such organizational meeting, the newly constituted Board shall transact such business as shall come before the meeting.  Any organizational meeting may be held at any time or place designated by the Board from time to time.

Section 2.5.           Regular Meetings.

Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect, and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given.

Section 2.6.           Special Meetings.

Special meetings of the Board shall be held whenever called by the Chairman of the Board, if any, or by the Secretary of the Corporation at the request of any two or more of the directors then in office.  Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the third day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile, telegraph, cable, wireless or other electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Certificate.

Section 2.7.           Quorums/Required Vote.

At each meeting of the Board the presence of a majority of the total authorized number of directors shall be necessary to constitute a quorum.  The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law, the Certificate or by these Bylaws.  Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting.  Notice of any adjourned meeting need not be given.

Section 2.8.           Waivers of Notice and Meetings.

Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director or in an electronic transmission before, at or after the meeting, or if such director shall be present at the meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall have waived notice of the meeting in accordance with the Bylaws and applicable law.  Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

Section 2.9.           Telephone Meetings.

Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communication whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

Section 2.10.        Actions Without Meetings.

Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting by a consent in writing or by electronic transmission, setting forth the action, by all of the directors or all of the members of the committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote.

Section 2.11.        Creation of Committees.

To the extent permitted by law, the Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 2.12.        Director Removal.

Subject to the rights of the holders of any series of preferred stock then outstanding, at any time that VGG owns at least a majority of the then outstanding Voting Shares, directors may be removed, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast by the then outstanding Voting Shares, voting together as a single class.  Subject to the rights of the holders of any series of preferred stock then outstanding, at any time VGG does not own at least a majority of the then outstanding Voting Shares, directors may be removed, with or without cause, by the affirmative vote of at least 80 percent of the votes entitled to be cast by the then outstanding Voting Shares, voting together as a single class.

ARTICLE III

OFFICERS

Section 3.1.           Number, Term, Election.

The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer and a Secretary.  The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation.  Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws.  Any two or more offices may be held by the same person.

Section 3.2.           Chairman of the Board.

The Chairman of the Board, if any, shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation and shall preside at all meetings of the Board and of the stockholders.  The Chairman of the Board shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

Section 3.3.           Chief Executive Officer.

The Chief Executive Officer shall be the principal executive officer of the Corporation.  The Chief Executive Officer, except where by law the signature of the President is required, shall possess the same power as the President to sign all deeds, bonds, contracts, certificates and other instruments of the Corporation which may be authorized by the Board.  During the absence or disability of the President and the Chairman of the Board, if any, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board.

Section 3.4.           President.

The President shall, subject to the control of the Board, the Chairman of the Board, if any, and the Chief Executive Officer, if a person other than the President, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.  The President shall execute all deeds, bonds, contracts, certificates and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board or the President.  If there be no Chairman of the Board or Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation.  The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board.

Section 3.5.           Vice Presidents.

Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board or the President may have delegated such authority.  Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, bonds, contacts, certificates and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

Section 3.6.           Assistant Vice Presidents.

The Assistant Vice President, or if there be more than one, the Assistant Vice Presidents in the order determined by the Board, shall, in the absence or disability of any Vice President, perform the duties and exercise the powers of each Vice President and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 3.7.           Chief Financial Officer.

The Chief Financial Officer shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board or the President may have delegated such authority.  If the Board shall so determine, the Chief Financial Officer shall give a bond for the faithful performance of the duties of the office of the Chief Financial Officer, in such sum as the Board may determine to be proper, the expense of which shall be borne by the Corporation.  To such extent as the Board shall deem proper, the duties of the Chief Financial Officer may be performed by one or more assistants, to be appointed by the Board.

Section 3.8.           Secretary.

The Secretary shall keep the minutes of meetings of stockholders, of the Board, and, when requested, of committees of the Board, and shall attend to the giving and serving of notices of all meetings thereof.  The Secretary shall keep or cause to be kept such stock transfer and other books, showing the names of the stockholders of the Corporation, and all other particulars regarding them, as may be required by law.  The Secretary shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board or the President may have delegated such authority.  To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

Section 3.9.           Treasurer.

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Board, at its regular meetings, or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  The Treasurer shall also perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 3.10.        Assistant Secretary.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, or the Secretary may from time to time prescribe.

Section 3.11.        Compensation.

The compensation of the officers of the Corporation shall be fixed from time to time by the Board (or any duly authorized committee thereof or officer to which such responsibility has been delegated), subject to any employment agreements that may then be in effect between the Corporation and the relevant officer.  None of the officers of the Corporation shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.  Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary thereof, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation.

ARTICLE IV

REMOVALS AND RESIGNATIONS

Section 4.1.           Removal of Officers.

Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion.  Any officer or agent appointed otherwise than by the Board may be removed at any time, either with or without cause, by any officer having authority to appoint such an officer or agent, except as may be otherwise provided in these Bylaws.  Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed.  Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

Section 4.2.           Resignation.

Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice or notice by electronic transmission of his resignation to the Board, the Chairman of the Board or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3.           Vacancies.

Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

ARTICLE V

CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

Section 5.1.           Execution of Contracts.

Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any deed, bond, contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation.  Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board.  Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

Section 5.2.           Loans.

No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board.  When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances.  Such authority may be general or confined to specific instances.

Section 5.3.           Checks, Drafts, Etc.

All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

Section 5.4.           Deposits.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Chief Financial Officer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

Section 5.5.           Voting of Securities.

Unless otherwise provided by the Board, the Chief Executive Officer or President may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

ARTICLE VI

CAPITAL STOCK

Section 6.1.           Shares.

Shares of the Corporation may but need not be represented by certificates.

When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the General Corporation Law of the State of Delaware (“DGCL”) and as determined by the Board.  Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or any Vice President and the Secretary or an Assistant Secretary of the Corporation or the Treasurer or an Assistant Treasurer, if any, of the Corporation, and may bear the corporate seal of the Corporation or its facsimile.  All certificates for the Corporation’s shares shall be consecutively numbered or otherwise identified.

The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation.  Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by stockholders or for any other corporate purpose.

When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the stockholder to whom such shares have been issued or transferred a written statement of the information required by the DGCL to be included on certificates.

Section 6.2.           Stock Transfer Books and Transfer of Shares.

The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each stockholder of record, together with such stockholder’s address and the number and class or series of shares held by such stockholder.  Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled.  Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder’s duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent.  All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.  Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its stockholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.3.           Holder of Record.

Except as otherwise required by the DGCL, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

Section 6.4.           Record Date.

(a)   In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)   Unless otherwise restricted by the Certificate, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 6.5.           Lost, Destroyed or Mutilated Certificates.

In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 6.6.           Transfer Agent and Registrar; Regulations.

The Corporation may, if and whenever the Board so determines, maintain in the State of Delaware or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates.  No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar.  The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

Section 6.7.           Dividends.

Subject to any applicable limitations set forth in the DGCL, the Certificate or these Bylaws, the Board may declare and pay dividends upon the outstanding shares of the stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the stock of the Corporation.

ARTICLE VII

SEAL

The Board may, by resolution, adopt a corporate seal.  The corporate seal shall be a die and have inscribed thereon the name of the Corporation, the year of its organization and the word “Delaware.”  The seal may be used by causing it or a facsimile thereof to be affixed or reproduced or otherwise.  The seal may be altered from time to time by the Board.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1.           Fiscal Year.

The fiscal year of the Corporation ends on June 30 of each year, subject to change by the affirmative vote of the Board.

Section 8.2.           Section Headings.

Section headings in these Bylaws are for convenience of reference only shall not be given any substantive effect in limiting or construing any provision herein.

Section 8.3.           Inconsistent Provisions.

In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate, the DGCL or any other applicable law, the provisions of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

AMENDMENTS

In furtherance of, and not in limitation of, the powers conferred by the DGCL and subject to the provisions of the Certificate, the Board is expressly authorized and empowered to adopt, amend or repeal these Bylaws of the Corporation; provided that at any time that VGG owns at least a majority of the then outstanding Voting Shares, any adoption, amendment or repeal of any of these Bylaws by the Board shall require the consent of a majority of the votes entitled to be cast by the then outstanding Voting Shares, voting together as a single class.  These Bylaws may also be altered, amended or repealed by the stockholders, provided that, in the case of any such action by stockholders, the affirmative vote of at least a majority of the votes entitled to be cast by the then outstanding Voting Shares, voting together as a single class, at any time that VGG owns at least a majority of the then outstanding Voting Shares, and at any time that VGG does not own at least a majority of the then outstanding Voting Shares, at least 80 percent of the votes entitled to be cast by the then outstanding Voting Shares, voting together as a single voting class, shall be required in order for the stockholders to amend, alter, change or repeal any provision of these Bylaws or to adopt any additional Bylaw.